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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant




VeraSun Aurora Corporation
VeraSun Fort Dodge, LLC
VeraSun Charles City, LLC
VeraSun Welcome, LLC
VeraSun Marketing, LLC
VeraSun BioDiesel, LLC